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                                                                 EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed S-1 Registration Statement File No. 333-27143, S-4 Registration Statement File No. 333-84197 and S-8 Registration Statements File Nos. 333-32392, 333-48831, 333-48833, and 333-61461.




/s/ Arthur Andersen LLP

Arthur Andersen LLP



Los Angeles, California
May 15, 2000